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                                                                   EXHIBIT 10.30


                               SC HOLDINGS L.L.C.
                       LIMITED LIABILITY COMPANY AGREEMENT

                  This Limited Liability Company Agreement of SC Holdings L.L.C., a Delaware limited liability company (the "Company"), is made and entered into by and among the persons executing this Agreement as Members and shall be effective as of the Effective Date (as defined below).

                                    ARTICLE I

                                   DEFINITIONS

                  For purposes of this Agreement, unless the context otherwise requires, terms shall be used with the meanings given to them under the Act, and the following terms shall have the meanings set forth hereafter:

                  1. ACT - The Delaware Limited Liability Company Law and any and all amendments and modifications thereto.

                  2. AGREEMENT - This Limited Liability Company Agreement, as the same may be amended from time to time.

                  3. CAPITAL CONTRIBUTION - Any contribution of Property actually made by or on behalf of a Member.

                  4. CODE - The Internal Revenue Code of 1986, as the same may be amended from time to time.

                  5. DISPOSITION (DISPOSE) - Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other transfer, whether absolute or as security or encumbrance (including dispositions by operation of law).

                  6. DISSOLUTION EVENT - An event, the occurrence of which will result in the dissolution of the Company under Article VIII hereof.

                  7. EFFECTIVE DATE - The date on which the certificate of formation of the Company is first filed with the Delaware Secretary of State.

                  8. MEMBER - Each Person who executes this Agreement as a Member, and their respective successors.

                  9. NET LOSSES - The losses and deductions of the Company as determined for federal income tax purposes.

                 10. NET PROFITS - The income and gains of the Company as determined for federal income tax purposes.
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                 11.  PERSON - Any individual, estate, corporation, trust, joint venture, partnership or limited liability company of every kind and nature, and any other individual or entity in its own or any representative capacity.

                 12. PROCEEDING - Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, or any appeal thereof, the result of which may be that a court, arbitrator or governmental agency may enter a judgment, order, decree or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator or governmental agency.

                  13. PROPERTY - Any property, real or personal, tangible or intangible, including Money, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

                  14. SHAREHOLDERS' AGREEMENT - The Shareholders' Agreement, dated as of November 30, 1994, by and among Specialty Catalog Corp., a Delaware corporation, and those persons set forth on Schedule A annexed thereto (including but not limited to each Member).

                  15. TAXING JURISDICTION - Any state, local or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

                                  ARTICLE II

                                   FORMATION

                  1. ORGANIZATION - The Members hereby organize the Company as a Delaware limited liability company pursuant to the provisions of the Act .

                  2. TERM - The Company shall be dissolved and its affairs wound up as provided in the Act and this Agreement on December 31, 2020, unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

                  3. REGISTERED AGENT AND OFFICE - The registered agent for the service of process and the registered office shall be that Person and location reflected in the certificate of formation. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Members shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.


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                  4.  PRINCIPAL OFFICE - The principal office of the Company shall be located at such location as the Members shall from time to time decide.

                                  ARTICLE III

                         RIGHTS AND DUTIES OF MEMBERS

                 1. MANAGEMENT RIGHTS - All Members shall be entitled to vote on any matter submitted to a vote of the Members. Unless the Members otherwise agree, all actions of the Company shall be taken only upon the approval of the Members. All matters submitted for the approval of the Members shall require the affirmative vote of Members then owning an aggregate percentage interest in the Company of at least 70%; provided, however, that after Viking Holdings Limited ("Viking") and Dickstein & Co., L.P., Dickstein International Limited and their respective Related Transferees (as defined in the Shareholders' Agreement) (collectively, "Dickstein") shall no longer be Members, such approval shall require the affirmative vote of Members then owning an aggregate percentage interest in the Company of at least 50%. Any action which may be taken at a meeting of the Members may be taken without a meeting if Members casting votes sufficient to approve such action consent thereto in writing.

                 2. AUTHORITY TO BIND THE COMPANY - Unless the Members otherwise agree, no agreement, undertaking, instrument, written obligation, certificate or other commitment shall be made by or on behalf of the Company unless made in an instrument signed by Members then owning the requisite aggregate percentage interest in the Company as provided in Section 1 of this
Article III. Any third party dealing with the Company shall be entitled to rely (unless such third party has actual notice to the contrary) on any such instrument as being fully authorized under the terms of this Agreement if the same has been executed on behalf of the Company by (x) Dickstein or its duly authorized representative and (y) Viking or its duly authorized representative. Each Member hereby approves the execution and delivery by any single Member on behalf of the Company of (x) the Pledge Agreement, dated as of November 30, 1994, among Specialty Catalog Corp. ("Specialty"), the Company and Banque Nationale de Paris, New York Branch, as Agent (the "Agent"), (y) the Guaranty, dated November 30, 1994, among Specialty, the Company and the Agent and (z) all certificates, instruments and other agreements and undertakings contemplated by such Pledge Agreement or Guaranty to be executed and delivered by the Company contemporaneously with the execution and delivery of such Pledge Agreement and Guaranty.

                 3. COMPANY INTERESTS - The interest in the Company of each Member shall be based on such Member's contribution to the Company of such Member's ownership of Subordinated Notes issued by SC Corporation in connection with the consummation of its plan of reorganization on November 23, 1994 ("Subordinated Notes") as


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set forth in Schedule A. Each Member's percentage interest in the Company shall be determined by dividing the principal amount of Subordinated Notes so contributed by such Member by the aggregate principal amount of all Subordinated Notes so contributed by all Members.

                  4. LIABILITY OF MEMBERS - No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Member for the liabilities of the Company.

                  5.       CONFLICTS OF INTEREST

                           5.1 A Member shall be entitled to enter into
                  transactions that may be considered to be competitive with, or enter into business opportunities that may be beneficial to, the Company, without any liability or obligation to the Company or any other Member. A Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest.

                           5.2 No transaction with the Company shall be voidable
                  solely because a Member has a direct or indirect interest in the transaction if the other Members, knowing the material facts of the transaction and the Member's interest, authorize, approve or ratify the transaction, or the interested Member establishes that the transaction was fair and reasonable as to the Company.

                                  ARTICLE IV

                                 CONTRIBUTIONS

             1. CONTRIBUTIONS - On or prior to its execution of this Agreement, each of the Members shall have contributed to the capital of the Company the principal amount of Subordinated Notes set forth next to its name on Exhibit A hereto. No interest shall accrue on any such contribution, and no Member shall have the right to withdraw or be repaid any such contribution, except as provided in this Agreement.

             2. ADDITIONAL CONTRIBUTIONS - No additional capital contributions shall be required of, or may be made by, any Member except upon the approval of all Members.


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                                   ARTICLE V

                                 DISTRIBUTIONS

             Distributions of cash and other property of the Company (including Subordinated Notes and any other securities or property received as a distribution in respect of or in exchange for Subordinated Notes) shall be made at such times, in such manner and in such amounts as the Members may determine; provided, however, that each such distribution shall be made to the Members in accordance with their respective percentage interests in the Company.

                                  ARTICLE VI

                                     TAXES

                  1. TAX MATTERS PARTNER - Dickstein & Co., L.P. shall act as tax matters partner of the Company pursuant to section 6231(a)(7) of the Code .

                  2. TAXES OF TAXING JURISDICTIONS - To the extent that the laws of any Taxing Jurisdiction require, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to a Member's share of the Company's income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article V hereof.

                                  ARTICLE VII

                      DISPOSITION OF MEMBERSHIP INTERESTS

                  1. DISPOSITION - Except in accordance with the Shareholders' Agreement, no Member may resign from the Company or Dispose of all or any portion of such Member's interest in the Company prior to the dissolution and winding up of the Company.

                  2. DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE VOID -Any attempted Disposition of a Member's interest in the Company, or any part thereof, not in compliance with this Article VII and the applicable provisions of the Shareholders' Agreement is null and void ab initio.

                  3. SHAREHOLDERS' AGREEMENT OBLIGATIONS - Each Member and the Company acknowledge and agree to be bound by all applicable provisions of the Shareholders' Agreement including without limitation the provisions thereof relating to certain required purchases or sales of, and certain rights of first refusal with respect to, a Member's interest in the Company. For the avoidance of doubt, each Member agrees that if any provision


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hereof conflicts with any provision of the Shareholders' Agreement, the provisions of the latter shall control.

                                 ARTICLE VIII

                          DISSOLUTION AND WINDING UP

                  1. DISSOLUTION - The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events (each of which shall constitute a Dissolution Event):

                      1.1 the expiration of the term established in Section 2 of Article II hereof;

                      1.2  the written consent of the Members; or

                      1.3 the bankruptcy (as defined in the Act) of any Member, subject to the right of continuation provided in Section 18-801 of the Act; or

                      1.4 the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  2. EFFECT OF DISSOLUTION - Upon dissolution, the Company shall cease carrying on and begin winding up the Company business, but the Company is not terminated, and shall continue, until the winding up of the affairs of the Company is completed and articles of dissolution have been filed with the Delaware Department of State.

                  3. DISTRIBUTION OF ASSETS ON DISSOLUTION - Upon the winding up of the Company, the Property of the Company shall be distributed as provided in the Act and among the Members in accordance with their respective percentage interests in the Company.

                  4. WINDING UP AND CERTIFICATE OF CANCELLATION - The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Property of the Company has been distributed to the Members. Upon the completion of winding up of the Company, a certificate of cancellation, which shall set forth the information required by the Act, shall be filed in the Delaware Department of State.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

                  1. ENTIRE AGREEMENT; AMENDMENT - This Agreement represents the entire agreement among the Members and between the


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Members and the Company with respect to the subject matter hereof. This
Agreement may be amended only by a written instrument adopted by the Company as provided in this Agreement.

                  2. RIGHTS OF CREDITORS AND THIRD PARTIES UNDER LIMITED LIABILITY COMPANY AGREEMENT - This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, the Members and their successors. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any capital contribution, any Member's interest in the Company or otherwise.

                  3. INDEMNIFICATION - The Company shall indemnify and hold harmless, and advance expenses to, any Member, from and against any and all claims and demands whatsoever relating to, or arising out of, actions taken or not taken by such Member in its capacity as such; provided, however, that no indemnification may be made to or on behalf of any Member if a judgment or other final adjudication adverse to such Member establishes (a) that its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that it personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                  4. COUNTERPARTS - This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one agreement.

                  5. NOTICE - Notice shall be in writing. Notice to the Company shall be addressed to the Company at the address of its principal office established as provided in Section 4 of Article II. Notice to a Member shall be addressed to the Member at the address of such Member reflected in the records of the Company. Notice shall be considered duly given (i) on the day when delivered personally, (ii) on the Business Day when sent by facsimile provided receipt of such transmission is confirmed, (iii) on the Business Day immediately succeeding the day on which Notice is sent by recognized overnight courier, and
(iv) when received if mailed by first class mail postage prepaid.


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                  IN WITNESS WHEREOF, we have hereunto set our hands on the date set forth beside our names.

                             DICKSTEIN & CO., L.P.

                             By:  DICKSTEIN PARTNERS, L.P., its
                                  general partner

                                   By:  DICKSTEIN PARTNERS, INC., its
                                        general partner

                                        By____________________________________
                                                                 Vice President

                             DICKSTEIN INTERNATIONAL LIMITED

                             By:  DICKSTEIN PARTNERS, INC., its agent

                                  By__________________________________________
                                                              Vice President

                             VIKING HOLDINGS LIMITED

                             By:  ----------------------------------------------
                                  Name:
                                  Title:

                             WIGS, L.P.

                             By: -----------------------------------------------
                                Name:  Arthur Kowaloff
                                Title: General Partner


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                                                                       EXHIBIT A
                                                                       ---------



                                                     Principal Amount
                                                            of
Member                                              Subordinated Notes
- ------                                              ------------------
Dickstein & Co., L.P.                                   $1,189,926

Dickstein International Limited                         $  594,964

Viking Holdings Limited                                 $1,784,890

Wigs, L.P.                                              $  110,406